Exhibit 23.1

Consent of Registered Independent Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-220864) of Novume Solutions, Inc. of our report dated April 12, 2018, relating to the consolidated financial statements included in this Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ BD & Company, Inc.

BD & Company, Inc.

Owings Mills, MD
April 12, 2018